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                                                                   EXHIBIT 10.10

                       HANDHELD ULTRASOUND SYSTEMS, INC.

                     Management Incentive Compensation Plan
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1. Purpose.
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     The purpose of this Plan is to provide incentive compensation to officers and key employees of Handheld Ultrasound Systems, Inc., and any its subsidiaries and affiliates (hereinafter collectively called the Corporation) who contribute to the achievement by the Corporation of its growth and profit objectives.

2. Committee.
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     This Plan shall be administered by a Committee which shall consist of not less than three members of the Board of Directors of the Corporation who are not eligible to participate in this Plan. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its member shall constitute a quorum. All determinations of the Committee shall be made by not less than the majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the express provisions of this Plan the Committee shall have plenary authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all determinations necessary or advisable for the administration of this Plan.

3. Eligibility for Incentive Compensation Awards.
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     (a)  Incentive compensation awards under this Plan for any fiscal year may be granted to any officers and to any key employees of the Corporation who are selected by the Committee (all such eligible persons being hereinafter collectively called Employees). In making the selection and in determining the amount and form of any award the Committee shall give consideration to (i) the contribution of the Employee during the fiscal year to the success of the Corporation, including such factors as his position and level of responsibility, his accomplishments against stated objectives and the achievement of his division or department, and (ii) the recommendations of his superiors concerning the Employee.

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     (b)  The Committee may also make an award to the surviving spouse or the estate of a deceased Employee who died after the beginning of the fiscal year for which the award is made.

     (c) The receipt of an award shall not give any Employee any right to continued employment by the Corporation, and the right and power to dismiss any Employee is specifically reserved by the Corporation. The receipt of an award with respect to any year shall not give any Employee the right to receive an award with respect to any subsequent year.


4. Awards.
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     (a)  The Committee shall determine the total amount available for awards, the Employees and the surviving spouses or estates of deceased Employees to receive awards, and the amount, terms, form and time of payment of each award.

     (b) Awards may be made in cash or stock of Handheld Ultrasound Systems, Inc. or both. In any case in which payment of an award is to be made in stock, or stock options, such stock shall be valued for such purpose at the mean of its high and low sales prices quoted on the Nasdaq National Market ("Nasdaq") on such date or dates as may be determined by the Committee, but not more than five business days prior to the date of the grant of the award. Stock option grants shall further be governed by all provisions of the Carver 1998 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan which are applicable to stock option grants and not inconsistent with the foregoing provisions of this Paragraph. The Corporation is authorized to reserve for issuance of stock awards, and upon the exercise of stock options and 100,000 shares of Common Stock under the Plan. Such shares may be authorized and unissued shares of Common Stock or previously outstanding shares of Common Stock then held in the Corporation's treasury.

     (c) Any award in cash or in stock may be made by payment of cash or delivery of shares, either in full as soon as practicable after the date of the award or in not more than 20 annual installments commencing at any date thereafter (but not later than the January 31 after termination of employment except as may otherwise be provided by the Committee in accordance with the provisions of Paragraph 4(e)), all as the Committee shall determine. Any shares of stock so delivered may be subject to restrictions and conditions, including restrictions on transfer and on the payment of dividends and provisions for the repurchase of the shares by the Corporation under certain circumstances, all as the Committee shall determine.

     Not later than 30 calendar days prior to the beginning of any fiscal year if the Committee shall have determined to permit, in whole or in part, requests to be made as specified in this sentence, each Employee who has been determined by the Committee to be eligible for incentive compensation for such year may request the Committee on a form to be provided by the Committee that, if any award shall be made to him for such fiscal year, (i)

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such award be made in cash or in stock or both in specified percentages and (ii)
payment of such award to be made in not more than 20 annual installments commencing at any date after the grant of such award (but not later than as soon as practicable after termination of his employment). Each such request shall be granted or denied as the Committee may determine.

     If the payment of an award is deferred, such payment (i) may be made subject to conditions but (ii) thereafter may be accelerated so that such payment shall be made immediately or at such earlier time or in such lets number of installments, in each case as the Committee may from time to time determine, but only with the prior written consent of the recipient of such award.

     (d) In respect of awards made or to be made in one or more deferred installments in cash, interest shall be credited semi-annually on each such award at a rate to be determined semi-annually by the Committee but in no event shall such rate be less than the average rate on 10-year AAA new industrial corporate bonds during each such semi-annual period as calculated on the basis of the average of such rates for each calendar week ending during the period January 1 through June 30 and July 1 through December 31, provided that awards made during any such six-month period shall be credited on the basis of the average rate for that period and provided that installments paid during any such six-month period shall be credited on the basis of the average rate for the next preceding six-month period, in each case adjusted for the number of days such award was to be credited. Unless paid to the recipient of such award at the time credited, interest at the foregoing rate shall be credited on the interest so credited until paid. The foregoing minimum interest rate for any award that is payable in one or more deferred installments under the Plan may not be modified without the prior written consent of the recipient.

     Whenever an award is made in one or more deferred installments in stock, the Committee may determine that there shall be credited on such award an amount equivalent to the dividends which would have been paid with respect to such shares of stock if they had been issued and outstanding. Such dividend equivalents shall be credited on the dividend record dates until certificates for such shares have been delivered to the recipient of such award or until such earlier date as the Committee may determine.

     Such interest and dividend equivalents shall be paid to the recipient of any such award in cash (or in property if the related dividend shall have been in property) at such time or times during the deferred period of such award or at the same time as the cash or shares of stock to which such interest and dividend equivalents apply all as the Committee shall determine. The Committee may also determine that any such dividend equivalents may be used to purchase additional shares of outstanding stock (such shares to be valued for such purpose at the mean of the high and low sales prices of such stock quoted on the Nasdaq on the dividend record date) to be added to the shares of stock covered by such award and held subject to the am e terms and conditions including provisions relating to the payment of amount. equivalent to dividends thereon.

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     (e)  If the payment of any award shall be deferred until after the termination of the employment of the recipient by the Corporation, the cash or stock covered by such award, together with any deferred interest or dividend equivalents thereon shall be delivered in not more than 20 annual installments, commencing not later than the January 31 after the termination of employment (except as may otherwise be provided by the Committee pursuant to the next paragraph hereof), all as the Committee may determine at the time of the grant of such award or as the Committee may thereafter determine but at least six months prior to the termination of the employment of the recipient of such award. Not later than three months (or such other period of time as the Committee from time to time shall determine) prior to the termination of the employment of the recipient of a deferred award if the Committee shall have determined to permit, in whole or in part, requests to be made as specified in this sentence, such recipient may request the Committee on a form provided by it that the number of annual installments in which such award is to be paid shall be changed (but to not more than 20 annual installments) commencing not later than the January 31 (or such other date as the Committee from time to time shall determine) after termination of employment. Each such request shall be granted or denied as the Committee shall determine.

     (f) A person to whom any award has been made shall not have any interest in the cash or stock awarded, or in any interest or dividend equivalents credited, to him until the cash has been paid to him or the certificates for the stock have been delivered to him, as the case may be, in accordance with the provisions of this Plan. No award, the payment of which has been deferred, shall be transferable otherwise than pursuant to Paragraph 5(i).

     (g) In the event of any changes in the outstanding stock of Carver, Inc. by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Committee shall make such adjustments, if any, in the light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate (i) in the number of shares of stock covered by any awards for which certificates have not been delivered and (ii) in any dividend equivalents to which deferred awards of stock are entitled.

     (h) In any case in which payment is to be made in stock, the shares required for such purpose may either be authorized and unissued shares of stock or issued shares of stock which shall have been reacquired by the Corporation.

     (i) The recipient of a deferred award may file with the Committee a designation of a beneficiary or beneficiaries on a form to be provided by the Committee, which designation may be changed or revoked by the recipient's sole action, provided the change or revocation is filed in writing with the Committee. In case of the death of the recipient of an award, before or after the termination of employment, any unpaid installments of such award shall pass to the beneficiary or beneficiaries so designated. If no beneficiary has been designated or survives such recipient, any unpaid installments shall pass to, or in accordance with the directions of, the executor or administrator of such recipient's estate. Unpaid installments of

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an award shall be paid in the same installments as originally provided or otherwise as the Committee may determine in individual cases.

     (j) In any case in which payment of an award is to be made in stock, the Corporation shall have the right to retain or sell without notice sufficient shares of stock (taken at the mean of the high and low sales prices of such stock quoted on the Nasdaq on such date or dates as may be determined by the Committee, but not more than five business days prior to the date on which such shares would otherwise have been delivered) to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such payment, remitting any balance to the Employee; provided,
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however, that the Employee shall have the option, exercisable upon written
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notice to the Committee received at least 10 business days prior to the date on which such shares would otherwise have been delivered, to provide the Corporation with the funds to enable it to pay any such tax. The Corporation shall also have the right, in lieu of delivering the certificate or certificates for any of or all the stock which would otherwise be deliverable to the Employee pursuant to this Plan, to pay to such Employee on the date on which such certificate or certificates would otherwise be deliverable an amount in cash equal to the mean of the high and low sales prices of such stock quoted on the Nasdaq on such date or dates as may be determined by the Committee, but not more than five business days prior to such date, but after withholding or deducting any required amount of tax, all as the Committee may determine in individual cases.

5. Miscellaneous.
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     (a)  The Board of Directors shall have the right to modify or amend this
Plan from time to time or to terminate it entirely or to direct the discontinuance of awards either temporarily or permanently provided, however,
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that no modification, amendment, termination of this Plan, or discontinuance of awards may, without the consent of the Employee to whom an award has already been granted hereunder, operate to annul such award and, provided further that with respect to awards previously granted under the Plan, the Board of Directors shall not have the authority to modify or amend the provisions of the Plan prohibiting (i) the acceleration of payment under Paragraph 4(c) of the Plan, or
(ii) the modification of the interest rate to be credited under Paragraph 4(e) of the Plan.

     (b) The determination of the Committee with respect to any question arising as to the total amount to be awarded, the individuals selected for awards, the amount, terms, form and time of payment of awards and interpretation of this Plan shall be final, conclusive and binding; provided, however, that the
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Committee of the Board administering the Plan shall not have the authority to interpret the Plan or to prescribe, amend or rescind rules and regulations to it that are inconsistent with the provisions of the Plan prohibiting (i) the acceleration of payments under Paragraph 4(c) of the Plan, or (ii) the modification of the interest rate to be credited under Paragraph 4(e) of the Plan.

     (c) This Plan shall not preclude the Board of Directors from establishing other forms of incentive or deferred compensation for employees of the Corporation.

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